Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus in the Registration Statement (Form N-14, Registration No. 333-249467) of Bragg Capital Trust, and to the incorporation by reference of our report dated May 20, 2020, included in the Annual Reports to Shareholders of FPA Capital Fund, Inc. as of and for the year ended March 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California

November 13, 2020

A member firm of Ernst & Young Global Limited